UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, the Board of Directors of Arizona Public Service Company (“APS”) appointed Donald E. Brandt, its Chairman of the Board and Chief Executive Officer, to the additional position of President of APS. Mr. Brandt is also the Chairman of the Board, President and Chief Executive Officer of Pinnacle West Capital Corporation (“Pinnacle West”), the parent company of APS. Information regarding Mr. Brandt is set forth in our 2013 Proxy Statement.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2013, at the Annual Meeting of Shareholders, the following items set forth in our Proxy Statement were voted upon:

Item 1.  The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Donald E. Brandt	78,403,650	3,317,158	11,234,194
Susan Clark-Johnson	80,951,534	769,274	11,234,194
Denis A. Cortese, M.D.	81,131,633	589,175	11,234,194
Michael L. Gallagher	73,233,936	8,486,872	11,234,194
Roy A Herberger, Jr., Ph.D.	78,261,178	3,459,630	11,234,194
Dale E. Klein, Ph.D	81,164,158	556,650	11,234,194
Humberto S. Lopez	78,433,351	3,287,458	11,234,194
Kathryn L. Munro	77,822,384	3,898,424	11,234,194
Bruce J. Nordstrom	80,267,068	1,453,740	11,234,194

Item 2.  The advisory resolution to approve executive compensation, as disclosed in the 2013 Proxy Statement, was approved, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
75,118,621	5,480,082	1,122,005	11,234,194

Item 3.  The appointment of Deloitte & Touche LLP as independent accountants for 2013 was ratified, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
91,738,776	925,177	291,049	0

Item 8.01 Other Events.

Accounting Matters.

On January 1, 2013, Pinnacle West and APS adopted Accounting Standards Update (ASU) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (ASU 2011-11) and ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (ASU 2013-01), on a retrospective basis.  The new guidance requires enhanced disclosures regarding an entity’s ability to offset certain instruments on the balance sheet and how offsetting impacts the balance sheets.  The adoption of this guidance resulted in expanded disclosures relating to our derivative instruments but did not otherwise impact our financial statements.

The following table provides the unaudited retrospective application of this new guidance by providing information about the fair value of our risk management activities reported on a gross basis, and the impacts of offsetting as of December 31, 2011.  This information as of December 31, 2012 was included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.   These amounts relate to commodity contracts and are located in the assets and liabilities from risk management activities lines of our Consolidated Balance Sheets.

	Gross Recognized Derivatives(a)
As of December 31, 2011: (dollars in thousands)	Designated as Hedging Instruments	Not Designated as Hedging Instruments	Total Gross Recognized Derivatives	Amounts Offset (b)	Net Recognized Derivatives	Other (c)	Amount Reported on Balance Sheet
Current Assets	$7,287	$76,162	$83,449	$(56,400)	$27,049	$3,215	$30,264
Investments and Other Assets	3,804	58,273	62,077	(12,755)	49,322	—	49,322
Total Assets	11,091	134,435	145,526	(69,155)	76,371	3,215	79,586

Current Liabilities	(82,195)	(124,028)	(206,223)	163,629	(42,594)	(11,374)	(53,968)
Deferred Credits and Other	(68,137)	(92,880)	(161,017)	78,522	(82,495)	—	(82,495)
Total Liabilities	(150,332)	(216,908)	(367,240)	242,151	(125,089)	(11,374)	(136,463)
Total	$(139,241)	$(82,473)	$(221,714)	$172,996	$(48,718)	$(8,159)	$(56,877)

(a)         All of our gross recognized derivative instruments were subject to master netting arrangements.

(b)         Includes cash collateral and margin provided to counterparties of $172,996.

(c)          Other primarily represents cash collateral and margin relating to non-derivative instruments or derivatives qualifying for scope exceptions.  Includes cash collateral received from counterparties of $11,145, and cash collateral provided to counterparties of $1,630.  This amount is not subject to offsetting.

Regulatory Matters.

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, several Arizona Corporation Commission (“ACC”) commissioners have publicly expressed interest in re-examining the facilitation of a deregulated retail electric market in Arizona.  On May 9, 2013, the ACC commissioners voted to discuss this matter using a two-step process.  First, the ACC will solicit comments from interested parties on the pros and cons of retail electric deregulation in Arizona, including the potential effects on residential and small business customers.  The Commission will schedule an open meeting for discussion of these comments and a possible vote on whether to proceed to a second phase of consideration.  If the Commission votes to proceed to a second phase, it will then request the interested parties to propose structures and rules that would govern a future deregulated retail electric market for the Commission’s further consideration.  We cannot predict the outcome of these proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 21, 2013	By:	/s/ David P. Falck
David P. Falck
Executive Vice President and General Counsel

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: May 21, 2013	By:	/s/ David P. Falck
David P. Falck
Executive Vice President and General Counsel